UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2025

Texas Community Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40610	86-2760335
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

215 West Broad Street, Mineola, Texas		75773
(Address of Principal Executive Offices)		(Zip Code)

(903) 569-2602
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common stock, par value $0.01 per share	TCBS	The Nasdaq Stock Market, LLC
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2025, Julie Sharff notified Texas Community Bancshares, Inc. (the “Company”) and its bank subsidiary, Broadstreet Bank, SSB (the “Bank”), that she intends to retire as the Company’s and the Bank’s Chief Financial Officer effective at the close of business on December 1, 2025.  Following retirement, she will continue to serve as a full-time employee of the Company and the Bank until February 20, 2026, after which she will serve as a consultant to the Company through May 8, 2026.

The Company and the Bank intend to appoint Jason McCrary, CPA to succeed Ms. Sharff as Chief Financial Officer effective upon her retirement.  Mr. McCrary (age 55) joined the Bank in December 2024 and currently serves as Vice President – Finance/Accounting.  Before joining the Bank, he was employed by BTH Bank, NA, starting in January 2018, and served as its Chief Financial Officer from December 2020 until its acquisition by Origin Bank in October 2022.  He continued to serve with Origin Bank through April 2024.  There are no family relationships between Mr. McCrary and any Director or executive officer of the Company or the Bank.  Mr. McCrary’s appointment as Chief Financial Officer is not pursuant to any arrangement or understanding between him and any person other than the Company and the Bank.

In connection with Ms. Sharff’s retirement, she, the Company and the Bank have entered into a Retirement Transition and Consulting Agreement (the “Transition Agreement”).  The Transition Agreement serves to terminate Ms. Sharff’s employment agreement with the Company and Bank, and the Company and the Bank have no further obligations under the employment agreement. The Transition Agreement provides that Ms. Sharff will resign as Chief Financial Officer of the Company and the Bank effective December 1, 2025.  She will continue as a full-time employee of the Bank with the title of Senior Vice President until February 20, 2026, and will receive her current rate of base salary for services rendered through December 31, 2025.  Ms. Sharff will receive a total salary of $20,000, payable in two monthly installments for her services and continued employment from January 1, 2026 to February 20, 2026.  She will continue to receive or be eligible to receive all benefits offered to employees of the Bank through her retirement on February 20, 2026, and her split dollar life insurance agreement will be amended to provide for continued coverage and participation following retirement.  She will forfeit all equity awards that are unvested as of February 20, 2026.  Provided that Ms. Sharff elects continued health care coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) following her retirement, the Bank will reimburse the COBRA health care costs for Ms. Sharff and her dependents for up to 12 consecutive months, or if less, for the period for which she has elected COBRA coverage, commencing with the first month following her date of termination.

Pursuant to the Transition Agreement, Ms. Sharff will render consulting services to the Company beginning on February 21, 2026, and continuing through May 8, 2026.  She will be reasonably available to the Company and the Bank for up to 10 hours per week to consult on Bank and Company matters.  She will not be an employee of the Company or the Bank following February 20, 2026, but independent contractor.  In exchange for the consulting services and her continued availability through May 8, 2026, Ms. Sharff will be paid two installments of $25,000 each, the first of which will be paid no later than May 15, 2026, and the second of which will be paid no later than September 15, 2026.  The second payment may be reduced in the discretion of the Company’s audit committee in the event of a material restatement of the Company’s financial statements for any period while Ms. Sharff was Chief Financial Officer and which causes the Company to file a Form 8-K before September 11, 2026.

Ms. Sharff has agreed to certain non-solicitation provisions which apply during her period of employment under the Transition Agreement and for one year thereafter.  In addition, the Transition Agreement contains confidentiality and non-disparagement provisions, and a release of claims by Ms. Sharff.  In consideration for Ms. Sharff (i) remaining in the employ of the Bank until February 20, 2026, and (ii) executing and not revoking the release of claims, the Bank will pay her $100,000 in a lump sum on the first payroll date following the effective date of the release (after the expiration of the revocation period).
In connection with Mr. McCrary’s appointment as Chief Financial Officer, he and the Bank have entered into an Employment Agreement (the “Employment Agreement”).  The Employment Agreement has an initial term of one year from the effective date of December 1, 2025.  Unless the Bank’s board of directors provides notice to Mr. McCrary at least 30 days before the end of the term of the Employment Agreement, the term will renew for an additional year at the end of the initial term and each succeeding term.  If a change in control occurs during the term of the Employment Agreement, the term of the Employment Agreement will automatically renew so that the term expires no sooner than 2 years from the effective date of the change in control.
The Employment Agreement provides that Mr. McCrary will receive an annual base salary of $150,000.  The Bank’s board of directors may increase or decrease the base salary at any time.  In addition to receiving a base salary, he will be eligible to participate in any bonus program and benefit plans made available to senior management employees.
If either Mr. McCary voluntarily terminates employment without “good reason” or the Bank terminates his employment for “cause,” he will be entitled to receive the sum of his (i) unpaid salary, (ii) unpaid expense reimbursements, (iii) accrued but unused paid time off and (iv) vested benefits under any employee benefit plan of the Bank (the “Accrued Obligations”).

If Mr. McCrary’s employment involuntary terminates for reasons other than “cause,” disability or death, or if he resigns for “good reason,” in either event other than in connection with a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus the base salary and bonus (based on the highest annual bonus earned during the three most recent calendar years before his date of termination) he would have received during the remaining term of the Employment Agreement.  In addition, if he elects COBRA coverage, the Bank will reimburse his monthly COBRA premium payments for up to 18 months.
If Mr. McCrary’s employment involuntary terminates for reasons other than “cause,” disability or death, or if he resigns for “good reason,” in either event within 2 years following a change in control, he will receive a severance payment, paid in a lump sum, equal to the Accrued Obligations plus two times his base salary and average bonus earned during the three calendar years before the change in control.  In addition, if he elects COBRA coverage, the Bank will reimburse his monthly COBRA premium payments for up to 18 months.

For purposes of the Employment Agreement, “good reason” includes (i) a material reduction in Mr. McCrary’s base salary and/or aggregate incentive compensation opportunities under the Bank’s annual and long-term incentive plans or programs, as applicable; (ii) a material reduction in his authority, duties or responsibilities from the attributes associated with his executive position; or (iii) a material breach of the Employment Agreement by the Bank.
Should Mr. McCrary become disabled during the term of the Employment Agreement, the Bank may terminate his employment, and he will receive the Accrued Obligations plus disability benefits, if any, provided under a long-term disability plan sponsored by the Bank.  If he dies while employed by the Bank, his beneficiaries will receive the Accrued Obligations.

Upon termination of employment, Mr. McCrary must adhere to one-year non-solicitation restrictions set forth in the Employment Agreement.

Item 7.01 Regulation FD Disclosure.
On November 13, 2025, the Company issued a press release to announce the Chief Financial Officer transition disclosed in Item 5.02 above.  A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit No. Description

10.1	Retirement Transition and Consulting Agreement with Julie Sharff dated November 10, 2025
10.2	Employment Agreement with Jason McCrary dated December 1, 2025
99.1	Press Release dated November 13, 2025
104	Cover Page Interactive Data File (Embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS COMMUNITY BANCSHARES, INC.

Date: November 13, 2025	By:	/s/ Jason Sobel
Jason Sobel
President and Chief Executive Officer